UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2018

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation (An Indiana Corporation) One Vectren Square Evansville, Indiana 47708	35-2086905
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On September 14, 2018, Vectren Capital, Corp. (Vectren Capital), a wholly-owned subsidiary of Vectren Corporation (Company), executed a term loan agreement and closed a two-year term loan with Bank of America, N.A.  The term loan agreement provides for a $50 million draw at closing with the remaining $150 million to be drawn over two installments before March 31, 2019.  Proceeds from the term loan will be utilized to pay outstanding short-term borrowings, for acquisitions and for general corporate purposes.  The term loan’s interest rate is based upon LIBOR for interest periods selected by Vectren Capital, plus a credit spread.  In addition, the term loan contains a provision that should the Company or any of its subsidiaries execute certain capital market transactions, and subject to certain other conditions, the outstanding balance is subject to mandatory prepayment.  The term loan is guaranteed by the Company.

The executed term loan agreement is attached hereto as Exhibit 10.1.

Item 9.01.    Exhibits.
Exhibit Index
Exhibit Number	Description	Location
10.1	Term Loan Agreement dated as of September 14, 2018	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 17, 2018	VECTREN CORPORATION

/s/ M. Susan Hardwick
M. Susan Hardwick
Executive Vice President and Chief Financial Officer